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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Wright Medical Group, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-75176 and 333-90024) on Form S-8 of Wright Medical Group, Inc. of our report dated February 10, 2003, with respect to the consolidated balance sheet of Wright Medical Group, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for the year ended December 31, 2002, and all related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10-K of Wright Medical Group, Inc.

Our report refers to our audit of the adjustments that were applied to the transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," to revise the 2001 and 2000 consolidated financial statements, as more fully described in Note 5 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures added.



                                             /s/ KPMG LLP

Memphis, Tennessee
March 13, 2003